                                 EXHIBIT 10.3


                           CAPITAL AUTOMOTIVE GROUP
                          1998 Equity Incentive Plan


Purpose Capital Automotive REIT, a Maryland real estate investment trust (the "REIT" or the "Company"), and the Capital Automotive, L.P. (the "Operating Partnership") wish to recruit, reward, and retain employees and outside trustees. To further these objectives, the Company and the Operating Partnership hereby set forth the Capital Automotive Group 1998 Equity Incentive Plan (the "Plan"), effective as of the effective date (the "Effective Date") of the Company's initial public offering ("IPO"), to provide options ("Options") to employees and outside trustees to purchase common shares of beneficial interest of the Company (the "Common Shares") and/or units of limited partnership interest in the Operating Partnership (the "Units").

Optionees       All Employees of the REIT, its Eligible Subsidiaries, and the
                Operating Partnership are eligible for option grants under this Plan, as are the trustees of the REIT (except for Messrs.
                Pohanka and Rosenthal) and the directors of the Eligible
                Subsidiaries who are not employees ("Eligible Trustees").
                Eligible employees and trustees become optionees when the Administrator grants them an option under this Plan. The
                Administrator may also grant options to certain other service providers. The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.

                Employee means any person employed as a common law employee of the Company, its Eligible Subsidiaries, or the Operating Partnership.

Administrator   The Administrator will be the Executive Compensation Committee of the Board of Trustees of the REIT (the "Compensation
                Committee"). The Board may also act under the Plan as though it were the Compensation Committee.

               The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the Granting of Options section) to officers or employees of the REIT with respect to the REIT and to managers or employees of the Operating Partnership with respect to the Operating Partnership.

               The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

Granting of    Subject to the terms of the Plan, the Administrator will, in
Options        its sole discretion, determine

                    the recipients of option grants,

                    the terms of such grants,

                    the schedule for exercisability (including any requirements that the optionee or the Company satisfy performance criteria),

                    the time and conditions for expiration of the Option, and

                    the form of payment due upon exercise.

               The Administrator's determinations under the Plan need not be uniform and need not consider whether possible optionees are similarly situated.

               All employees, Eligible Trustees, and other persons selected to receive an option may receive options to acquire Units ("Unit Options"). In addition, employees of the REIT or any Eligible Subsidiary may receive "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute.

                The Administrator may also grant Options in substitution for options held by individuals who become Employees of the Company, the Operating Partnership, or an Eligible Subsidiary as a result of the granting entity's acquiring the individual's employer. If necessary to conform the Options to the options for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

Date of Grant   The Date of Grant will be the date as of which the Administrator awards an Option to an optionee, as specified in the Administrator's minutes.

Exercise Price  The Exercise Price is the value of the consideration that an optionee must provide under an Option Agreement in exchange for one Common Share or one Unit. The Administrator will determine the Exercise Price under each Option. The Administrator may set the Exercise Price of an Option without regard to the Exercise Price of any other Options granted at the same or any other time.

                The Exercise Price per share for ISOs may not be less than 100% of the Fair Market Value (on the Date of Grant) of a Common Share covered by the Option; provided, however, that if the
                                             --------  -------
                employee would otherwise be barred from receiving an ISO by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to more-than-10%-stock-owners), the Exercise Price of an Option that is intended to be an ISO may not be less than 110% of the Fair Market Value (on the Date of Grant) of a Common Share covered by the Option. The Exercise Price per Unit for Unit Options may not be less than 100% of the Fair Market Value of a Unit on the Date of Grant.

Fair Market     The Administrator will determine Fair Market Value for purposes
Value           of the Plan as follows:

                    For Common Shares:

                    if the Common Shares are traded on a national securities exchange, the closing sale price on that date;

                    if the Common Shares are not traded on any such exchange, the closing sale price as reported by the National Association of

                    Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                    if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                    if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                    For any date that is not a trading day, the Fair Market Value of a Common Share for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                    For Units:

                    The Fair Market Value of a Unit will equal the Fair Market Value of a Common Share.

                The Fair Market Value will be deemed to equal the IPO price for any Options granted as of the date of consummation of the IPO.

Exercisability  The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise beyond the tenth anniversary of an Option's Date of Grant.

                Options will become exercisable at such times and in such manner as the Administrator determines and the Option Agreement indicates; provided, however, that the Administrator may, on
                           --------  -------
                such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option. In addition, the Administrator may delay or prohibit the exercise of an Option if it would adversely affect the Company's REIT status or would cause the Operating Partnership to be treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of section 856(i) of the Code).

                No portion of an Option that is unexercisable at an optionee's termination of employment will thereafter become exercisable, unless the Option Agreement provides otherwise, either initially or by amendment.

Change of       Upon a Change of Control (as defined below), all Options will
Control         become fully exercisable. A Change of Control for this purpose means the occurrence, after the Company's initial public offering of any one or more of the following events:

                     a person, entity, or group (other than the Company, the Operating Partnership, any subsidiary of either, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 40% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                     consummation of a merger or consolidation of the Company into any other entity -- unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation more than 60% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

                     the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, and such liquidation, dissolution, sale, or disposition is consummated.

                     Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

                The Adjustment Upon Changes in Shares and Units provisions will also apply if the Change of Control is a Substantial Operational Change (as defined in those provisions).

Limitation on   An Option granted to an employee will be an ISO only to the
ISOs            extent that the aggregate Fair Market Value (determined at the
                Date of Grant) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code
                Section 422(d)), does not exceed $100,000. This limitation will be applied by taking Options into account in the order in which such Options were granted.

Trustee         As of each Eligible Trustee's initial election or appointment as
Formula         an Eligible Trustee, he will receive a Formula Option to
Grants          purchase 15,000 Units.

     Exercise   The Exercise Price of each Option granted to an Eligible Trustee
     Price      will be the Fair Market Value on the Date of Grant.

     Exercise   A Formula Option will become exercisable for one-third of the
     Schedule   Units it covers six months after the Date of Grant, for another one-third on the first anniversary of the Date of Grant, and for the remaining one-third on the second anniversary of the Date of Grant. Formula Options will be forfeited to the extent they are not then exercisable if a Trustee resigns or fails to be reelected as a Trustee.

Method of       To exercise any exercisable portion of an Option, the optionee
Exercise        must:

                    Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the optionee, and specifying the number of Common Shares or Units underlying the portion of the Option the optionee is exercising;

                    Pay the full Exercise Price by cashier's or certified check for the Common Shares or Units with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Shares or Units); and

                    Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

               Payment in full of the Exercise Price need not accompany the written notice of exercise with respect to Common Shares provided the notice directs that the certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

               If the Administrator agrees to payment of Options for Common Shares through tender to the Company of Common Shares, the individual must have held the shares being tendered for at least six months at the time of surrender. Common Shares offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Shares and issue a net number of shares upon Option exercise.

               The Company or the Operating Partnership may use the consideration it receives from the optionee for general corporate or partnership purposes.

Special        The Administrator may cause the Operating Partnership to
Unit Option    distribute cash to an optionee exercising a Unit Option equal to
Procedure      the excess of

                    the aggregate amount the Operating Partnership will credit to the optionee's capital account in connection with the Option exercise, over the aggregate Exercise Price the optionee pays on exercise.

                The Administrator may require the optionee to immediately contribute this cash distribution to the Operating Partnership in exchange (with the Exercise Price) for the number of Units for which the optionee is exercising the Option.

Option          No one may exercise an Option more than ten years after its Date
Expiration      of Grant (or five years, for an ISO granted to a more-than-10%
                shareholder). Unless the Option Agreement provides otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:

     Employment     The 90th day after the date of termination of employment
     Termination    (other than for death or disability) in the case of ISOs and the date of termination of employment (other than for death or disability) in the case of Unit Options, where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Option Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor or in which the Company or the Operating Partnership hires someone employed by the other.
                    The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

     Disability     For disability, the earlier of (i) the first anniversary of the optionee's termination of employment for disability and
                    (ii) thirty (30) days after the optionee no longer has a disability, where disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

     Death          The date twelve months after the optionee's death.

               If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former employee violates any covenant not to compete in effect between the Company and the former employee. In addition, an optionee who exercises an Option more than 90 days after termination of employment with the Company and/or the Eligible Subsidiaries will only receive ISO treatment to the extent permitted by law, and remaining an employee of the Operating Partnership or an independent contractor to the Company will not preserve any ISO treatment in that situation.

               Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this Option Expiration section make an Option exercisable that has not otherwise become exercisable.

Option         Option Agreements will set forth the terms of each Option and
Agreement      will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the agreement is inconsistent with the Plan, the Plan will govern. The Option Agreements may contain special rules.

Shares and     The Common Shares will come from either authorized but unissued
Units Subject  shares or from previously issued shares that the Company
to Plan        reacquires, including shares it purchases on the open market. The
               Units will come directly or indirectly from the Operating
               Partnership as indicated below. If any Option expires, is canceled, or terminates for any other reason, the Common Shares or Units available under that Option will again be available for the granting of new Options (but will be counted against that calendar year's limit for a given individual).

               Except as adjusted below under Adjustments upon Changes in Shares and Units,

                    the aggregate number of Common Shares and Units that the Plan may issue under the Options (whether ISOs or Unit Options) may not exceed [8% of the Common Shares outstanding on the closing of the IPO (including exercise in full of the underwriters' over-allotment], the aggregate number of Common Shares that the Plan may issue under ISOs may not exceed 1,000,000 shares, and the maximum number of Common Shares that may be subject to ISOs granted to a single individual in the calendar year of the IPO may not exceed 60,000 and may not exceed 120,000 in subsequent calendar years.

               No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

               The optionee will have no rights of a shareholder or limited partner with respect to the Common Shares or Units subject to an Option except to the extent that the Company has issued certificates for such shares or documents indicating purchase of a Unit upon the exercise of the Option.

               The Company will not issue fractional shares or units pursuant to the exercise of an Option, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares or units.

PERSON WHO     During the optionee's lifetime, only the optionee or his duly
MAY EXERCISE   appointed guardian or personal representative may exercise the
               Options. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.


ADJUSTMENTS    Subject to any required action by the Company or the Operating
UPON CHANGES   Partnership (which each shall promptly take) or its shareholders
IN SHARES OR   or partners, and subject to the provisions of applicable
UNITS          corporate or partnership law, if, after the Date of Grant of an
               Option,

                     the outstanding Common Shares or Units increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, share split, reverse share split, combination of shares, exchange of shares, share dividend, or other distribution payable in capital shares or partnership units, or some other increase or decrease in such Common Shares or Units occurs without the Company's or the Operating Partnership's receiving consideration,

               the Administrator will make an appropriate adjustment in the number and kind of Common Shares or Units underlying each Option and to the exercise price of any Option, so that the rights of the Optionee immediately following such event will neither be enlarged nor diminished from those in effect immediately before such event. Unless the Administrator determines another method would be appropriate, any such adjustment in outstanding Options will not change the aggregate Exercise Price payable with respect to shares or units subject to the unexercised portion of the Option outstanding but will include a corresponding proportionate adjustment in the Exercise Price per share or unit, so that the proportionate interest of the Optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to an Option will not change the total price with respect to Common Shares or Units underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price.

               The Administrator will make a commensurate change to the maximum number and kind of shares or units provided in the Shares and Units Subject to Plan section.

               Any issue by the Company or the Operating Partnership of any class of preferred shares, or securities convertible into shares of common or preferred shares of any class, or preferred partnership units will not affect, and no adjustment by reason thereof will be made with respect to, the number of Common Shares or Units subject to any Option or the Exercise Price except as this Adjustments section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company or the Operating Partnership to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

SUBSTANTIAL    Upon a Substantial Operational Change, the Plan and the Options
OPERATIONAL    will terminate unless provision is made in writing in connection
CHANGE         with such transaction for



                    the assumption or continuation of outstanding Options, or

                    the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation or partnership, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock or securities and prices, in which event the Options will continue in the manner and under the terms so provided.

               Unless the Board determines otherwise, if an Option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Option, whether or not they had previously become exercisable. However, the acceleration will not occur if it would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

               A Substantial Operational Change means the

                    dissolution or liquidation of the Company or the Operating Partnership,

                    merger, consolidation, or reorganization of the Company or the Operating Partnership with one or more corporations or partnerships in which the Company or Operating Partnership is not the surviving entity, the sale of substantially all of the assets of the Company or the Operating Partnership to another entity, or any transaction (including a merger or reorganization in which the Company or the Operating Partnership survives) approved by the Board that results in any person or entity (other than any affiliate of the Company or the Operating Partnership as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of shares of the Company or 100% of the combined Units of the Operating Partnership.

SUBSIDIARY     Employees of Company Subsidiaries will be entitled to participate
EMPLOYEES      in the Plan, except as otherwise designated by the Board of
               Trustees or the Committee.

               Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. For ISO grants, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to an Optionee under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

LEGAL          The Company and the Operating Partnership will not issue any
COMPLIANCE     Common Shares or Units under an Option until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company and/or the Operating Partnership may require the optionee to take any reasonable action to comply with such requirements before issuing such shares or units. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

               The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Options may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

REIT           The Administrator has sole discretion to refrain from selling or
Qualification  issuing any Common Shares or Units under Options if the sale or issuance of such shares would cause the Company to fail to qualify as a real estate investment trust for Federal income tax purposes or would result in the optionee's ownership of Common
               Shares in violation of the restrictions on ownership and transfer of Common Shares set forth in the Company's Declaration of Trust.

Operating      The Administrator has sole discretion to refrain from selling or
Partnership    issuing any Units under Options if the sale or issuance of such
Qualification  shares would cause the Partnership to be treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of section 856(i) of the Code).

Purchase for   Unless a registration statement under the Securities Act covers
Investment     the Common Shares or Units an optionee receives upon exercise of
and Other      his Option, the Administrator may require, at the time of such
Restrictions   exercise, that the optionee agree in writing to acquire such shares or units for investment and not for public resale or distribution, unless and until the shares or units subject to the Option are registered under the Securities Act. Unless the shares or units are registered under the Securities Act, the optionee must acknowledge:

                    that the shares or units purchased on exercise of the Option are not so registered,

                    that the optionee may not sell or otherwise transfer the shares or units unless the shares or units have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares or units is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

               Additionally, the Common Shares and Units, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws, or generally applicable shareholders' agreements and the Operating Partnership's Amended and Restated Partnership Agreement.

               The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

Tax            The optionee must satisfy all applicable Federal, state, and
Withholding    local income and employment tax withholding requirements before the Company or the Operating Partnership will deliver certificates upon the exercise of an Option. The Company or the Operating Partnership, as appropriate, may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company or the Operating Partnership does not or cannot withhold from other compensation, the optionee must pay the Company or the Partnership, with a cashier's check or certified check, the full amounts required by withholding.
               Payment of withholding obligations is due at the same time as is payment of the Exercise Price. If the Committee so determines, the optionee may instead satisfy the withholding obligations by directing the Company to retain shares or units from the Option exercise, by tendering previously owned shares or units, or by attesting to his ownership of shares or units (with the distribution of net shares or units).

Transfers,     An Option may not be assigned, pledged, or otherwise transferred
Assignments,   in any way, whether by operation of law or otherwise or through
and Pledges    any legal or equitable proceedings (including bankruptcy), by the optionee to any person, except by will or by operation of applicable laws of descent and distribution. If Rule 16b-3 then applies to an Option, the optionee may not transfer or pledge
               Common Shares acquired upon exercise of an Option until at least six (6) months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing.

               Notwithstanding the prior paragraph, under no circumstances may an option be transferred if the exercise of such option would cause the Operating Partnership to be taxable as an association for federal income tax purposes.

Amendment or   The Board may amend, suspend, or terminate the Plan at any time,
Termination    without the consent of the optionees or their beneficiaries;
of Plan and    provided, however, that no amendment will deprive any optionee or
Options        --------  -------
               beneficiary of any previously declared Option. Except as required by law or by the Operational Changes section, the Administrator may not, without the optionee's or beneficiary's consent, modify the terms and conditions of an Option so as to adversely affect the optionee. No amendment, suspension, or termination of the Plan will, without the optionee's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Options.

Privileges of No optionee and no beneficiary or other person claiming under or Ownership through such optionee will have any right, title, or interest in or to any Common Shares or Units allocated or reserved under the Plan or subject to any Option except as to such Common Shares or Units, if any, that have been issued to such optionee.

Effect on      Whether exercising an Option causes the optionee to accrue or
Other Plans    receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

Limitations    Notwithstanding any other provisions of the Plan, no individual
   on          acting as a Trustee, employee, or agent of the Company or the
Liability      Operating Partnership shall be liable to any optionee, former optionee, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity.
               The Company or the Operating Partnership will indemnify and hold harmless each Trustee, employee, or agent of the Company or the Operating Partnership to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

No Employment  Nothing contained in this Plan constitutes an employment contract
Contract between the Company or the Operating Partnership and any individual. The Plan does not give the optionee any right to be retained in the Company's or Operating Partnership's employ, nor does it enlarge or diminish the Company's or Operating Partnership's right to terminate the optionee's employment.

Applicable     The laws of the State of Maryland (other than its choice of law
Law            provisions) govern this Plan and its interpretation.

Duration       Unless the Board extends the Plan's term, the Administrator may
of Plan        not grant Options after ______________, 2008. The Plan will then terminate but will continue to govern unexercised and unexpired
               Options.

Approval of    The Plan must be submitted to the shareholders of the Company for
Shareholders   their approval within 12 months after the Board of Trustees of the Company adopts the Plan. The adoption of the Plan is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the Plan and any outstanding options thereunder void and of no effect.